EXHIBIT (J)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-lA of our report dated February 22,2011, relating to the financial statements (consolidated financial statements for Goldman Sachs Commodity Strategy Fund) and financial highlights (consolidated financial highlights for Goldman Sachs Commodity Strategy Fund) which appear in the December 31, 2010 Annual Reports to Shareholders of the following funds of the Goldman Sachs Trust: Goldman Sachs Commodity Strategy Fund, Goldman Sachs International Real Estate Securities Fund, Goldman Sachs Real Estate Securities Fund, Goldman Sachs Absolute Return Tracker Fund, Goldman Sachs Dynamic Allocation Fund, Goldman Sachs Structured Tax-Managed Equity Fund, Goldman Sachs U.S. Equity Dividend and Premium Fund, Goldman Sachs Structured International Tax-Managed Equity Fund, Goldman Sachs International Equity Dividend and Premium Fund, Goldman Sachs Balanced Strategy Portfolio, Goldman Sachs Growth and Income Strategy Portfolio, Goldman Sachs Growth Strategy Portfolio, Goldman Sachs Equity Growth Strategy Portfolio, Goldman Sachs Income Strategies Portfolio, and Goldman Sachs Satellite Strategies Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses, and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 27, 2011

PricewaterhouseCoopers LLP, 125 High Street, Boston, MA 02110
T: (617) 530 5000, F: (617) 530 5301, www.pwc.com/us